Exhibit 99.1

Investor Update
Investor Update: January 27, 2011
This investor update provides JetBlue’s investor guidance for the first quarter ending March 31, 2011 and full year 2011.
Recent Announcements
JetBlue has recently announced service between the following new city pairs:

City Pair	Frequency	Start Date
New York, NY (JFK) — Martha’s Vineyard, MA	1x Daily	May 26, 2011
Long Beach, CA (LGB) — Anchorage, AK	1x Daily	May 23, 2011
Specific details regarding frequency and start dates can be found on JetBlue’s web site, www.jetblue.com.
In January 2011, JetBlue revised its accounting treatment of revenue associated with expired TrueBlue points resulting from the migration to a new customer loyalty program. $6 million of passenger revenue related to the loyalty program was recorded in 2009. Passenger unit revenues including the effects of this change, were 8.91 cents, 8.78 cents, 9.12 cents and 9.23 cents for the first, second, third and fourth quarters of 2009 respectively.
Capacity
First quarter 2011 available seat miles (ASMs) are estimated to increase 1% to 3% year-over-year. Full year 2011 ASMs are estimated to increase 7% to 9% year-over-year.
JetBlue estimates the following distribution as a percentage of total ASMs by aircraft type:

First Quarter 2011		Full Year 2011
A320	E190	A320	E190

85%	15%	85%	15%
Average stage length is projected to be approximately 1,066 miles during the first quarter of 2011 versus 1,102 miles during the same prior year period and approximately 1,090 miles for the full year 2011 versus 1,100 miles for the full year 2010.
Operational Outlook

	First Quarter	Full Year
	2011	2011
Operating Expense Year-Over-Year Percentage Change
Unit Operating Expense (CASM)	11% - 13%	8% - 10%
Unit Operating Expense Excluding Fuel (Ex-Fuel CASM)	3% - 5%	(1%) - 2%
Fuel Expense
Estimated Consumption (gallons)	119 million	528 million
Estimated Fuel Price per Gallon, Net of Hedges *	$2.84	$2.89

*	Includes fuel taxes
JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

Investor Update
Fuel Hedges
As of January 21, 2011 JetBlue’s advanced fuel derivative contracts for the next 12 months are as follows:

Estimated Percentage
Gallons	of Consumption	Price
1Q11	44 million	37%	• 18% in crude call options with the average cap at $92/bbl
• 11% in crude collars with the average cap at $99/bbl and the average put at $82/bbl
• 5% in heat collars with the average cap at $2.61/gal and the average put at $2.21/gal
• 3% in USGC jet fuel swaps at an average of $2.29/gal

2Q11	50 million	38%	• 21% in crude call options with the average cap at $93/bbl
•10% in crude collars with the average cap at $100/bbl and the average put at $80/bbl
• 5% in crude 3-way collars with the average purchased call at $100/bbl, the average sold call at $110/bbl and the average put at $85/bbl
• 2% in USGC jet fuel swaps at an average of $2.32/gal

3Q11	45 million	31%	• 18% in crude call options with the average cap at $94/bbl
• 9% in crude collars with the average cap at $100/bbl and the average put at $80/bbl
• 4% in crude 3-way collars with the average purchased call at $100/bbl, the average sold call at $110/bbl and the average put at $83/bbl

4Q11	28 million	21%	• 7% in crude call options with the average cap at $92/bbl
• 9% in crude collars with the average cap at $100/bbl and the average put at $81/bbl
• 5% in crude 3-way collars with the average purchased call at $100/bbl, the average sold call at $110/bbl and the average put at $80/bbl
Capital Expenditures
(In millions)

First Quarter 2011		Full Year 2011
Aircraft	Non-aircraft	Aircraft	Non-aircraft
$150	$30	$390	$125
JetBlue estimates total Other Income (Expense) to be between ($40) and ($45) million in the first quarter and between ($160) and ($170) million for the full year. JetBlue expects an annual effective tax rate of approximately 42%. However, the actual tax rate in both first quarter and full year 2011 could differ due to the non-deductibility of certain items for tax purposes.
JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

Investor Update
Aircraft Delivery Schedule
As of December 31, 2010 JetBlue’s fleet was comprised of 116 Airbus A320 aircraft and 45 EMBRAER 190 aircraft. 109 aircraft were on order from Airbus and Embraer, scheduled for delivery through 2018, with options to acquire 73 additional aircraft.

	Airbus A320			EMBRAER 190
	Aircraft	Mortgage	Lease	Aircraft	Mortgage	Lease
1Q11	3	3	—	1	1	—
2Q11	—	—	—	2	2	—
3Q11	—	—	—	1	1	—
4Q11	1	1	—	1	1	—

Total at Year End*	120	90	30	49	19	30

*	JetBlue leased two of its owned EMBRAER 190 aircraft to a third party in 2008, which are not included in the table above. JetBlue expects to return one EMBRAER 190 leased aircraft in the second quarter of 2011, which is reflected in the table above.
Share Count
Share count estimates for calculating basic and diluted earnings per share are as follows:

	First Quarter 2011
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income Range	(in millions)	(in millions)	(in millions)**
Zero — $11 million	277.4	279.8	—
$11 million — $15 million	277.4	307.3	$1
$15 million or greater	277.4	348.4	$3

	Full Year 2011
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income Range	(in millions)	(in millions)	(in millions)**
Zero — $42 million	278.6	281.5	—
$42 million — $58 million	278.6	309.0	$4
$58 million or greater	278.6	350.2	$12

**	Net of taxes
These share count estimates assume 20% annual stock price appreciation and are based on several other assumptions. The number of shares used in JetBlue’s actual earnings per share will likely be different than those stated above.
JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

Investor Update
This investor update contains statements of a forward-looking nature which represent our management’s beliefs and assumptions concerning future events. When used in this document and in documents incorporated herein by reference, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, our extremely competitive industry; volatility in financial and credit markets which could affect our ability to obtain debt and/or lease financing or to raise funds through debt or equity issuances; increases in fuel prices, maintenance costs and interest rates; our ability to implement our growth strategy, including the ability to operate reliably the EMBRAER 190 aircraft and our new terminal at JFK; our significant fixed obligations; our ability to attract and retain qualified personnel and maintain our culture as we grow; our reliance on high daily aircraft utilization; our dependence on the New York metropolitan market and the effect of increased congestion in this market; our reliance on automated systems and technology; our being subject to potential unionization; our reliance on a limited number of suppliers; changes in or additional government regulation; changes in our industry due to other airlines’ financial condition; a continuance of the economic recessionary conditions in the U.S. or a further economic downturn leading to a continuing or accelerated decrease in demand for domestic and business air travel; and external geopolitical events and conditions. Further information concerning these and other factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to, the Company’s 2009 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2010 and Current Report on Form 8-K filed on January 18, 2011. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this update.
JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

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